Exhibit 99.1

JFrog Announces Strong Fourth Quarter and Fiscal Year 2020 Results

Fourth Quarter Revenue Increased 39%; Fiscal 2020 Revenue Increased 44%

Fourth Quarter Record Operating Cash Flow of $12.8 million and Record Free Cash Flow of $11.9 million

SUNNYVALE, Calif., Feb. 11, 2021 — JFrog Ltd. (NASDAQ: FROG), the liquid software company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“The fourth quarter was a strong finish to what has been a milestone year for JFrog,” said Shlomi Ben Haim, CEO of JFrog. “Results were driven by increased demand for our hybrid, universal DevOps platform, expansion by current customers, along with accelerating growth in our multi-cloud business. In addition to 44% revenue growth for the year, we achieved record operating and free cash flow, while increasing our investments despite the pandemic reality. We believe we will see a full alignment with our Liquid Software vision in the market as organizations increasingly recognize they need to release software faster and more efficiently, without sacrificing security. JFrog’s ability to meet these demands, both self-hosted and in the cloud, is driving our excitement for the coming year.”

Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of 2020 was $42.7 million, an increase of 39% from $30.8 million for the fourth quarter of 2019.

•	GAAP Gross Profit was $34.6 million; GAAP Gross Margin was 81.0%.

•	Non-GAAP Gross Profit was $35.2 million; Non-GAAP Gross Margin was 82.6%.

•	GAAP Operating Loss was ($8.0 million); GAAP Operating Margin was (18.8%).

•	Non-GAAP Operating Income was $2.2 million; Non-GAAP Operating Margin was 5.1%.

•	GAAP Net Loss Per Diluted Share was ($0.04); Non-GAAP Net Income Per Diluted Share was $0.02.

•	Operating Cash Flow was $12.8 million, with Free Cash Flow of $11.9 million.

•	Cash, cash equivalents and investments were $598 million as of December 31, 2020.

Fiscal Year 2020 Financial Results

•	Revenue for fiscal year 2020 was $150.8 million, an increase of 44% from $104.7 million for fiscal year 2019.

•	GAAP Gross Profit was $122.4 million; GAAP Gross Margin was 81.1%.

•	Non-GAAP Gross Profit was $124.3 million; Non-GAAP Gross Margin was 82.4%.

•	GAAP Operating Loss was ($14.2 million); GAAP Operating Margin was (9.4%).

•	Non-GAAP Operating Income was $13.0 million; Non-GAAP Operating Margin was 8.6%.

•	GAAP Net Loss Per Diluted Share was ($0.20); Non-GAAP Net Income Per Diluted Share was $0.13.

Fourth Quarter & Recent Business Highlights

•	At quarter end, 352 customers had ARR greater than $100,000; 10 customers had ARR above $1 million.

•	Net Dollar Retention for the trailing four quarters was 133%.

•	Cloud revenue in Q4 grew by 69% to $9.8 million over the same period last year, representing 23% of total revenue, up from 19% a year ago.

•	As of December 31, 2020, JFrog had approximately 6,050 paying customers versus approximately 5,600 on December 31, 2019.

•	At quarter end, customers using the platform (Enterprise+) represented 26% of revenue in the fourth quarter of 2020 versus 13% in the fourth quarter of 2019.

First Quarter and Full Year 2021 Outlook

•	First Quarter 2021 Outlook:

•	Revenue between $44 million and $45 million.

•	Non-GAAP operating income between $0.5 million and $1.5 million.

•	Non-GAAP net income per share between $0.00 and $0.01, assuming approximately 104 million weighted average diluted shares outstanding.

•	Full Year 2021 Outlook:

•	Revenue between $196 million to $204 million.

•	Non-GAAP operating income between $5 million and $7 million.

•	Approximately 4% increase in weighted average diluted shares.

The section titled “Non-GAAP Financial Information” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

•	Event: JFrog’s Fourth Quarter and Fiscal Year 2021 Financial Results Conference Call

•	Date: Thursday, February 11, 2021

•	Time: 2:00 p.m. PT (5:00 p.m. ET)

•	Webcast Link: https://investors.jfrog.com/events-and-presentations

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations/events.

About JFrog

JFrog, the creator of the DevOps platform, is on a “Liquid Software” mission to enable the flow of software seamlessly and securely from the developer’s keystrokes to production. The end-to-end, hybrid JFrog Platform provides the tools and visibility required by modern software development organizations to fully embrace the power of DevOps. JFrog’s universal, multi-cloud DevOps platform is available as open-source, self-managed, and SaaS services on AWS, Microsoft Azure, and Google Cloud. JFrog is trusted by millions of users and thousands of customers, including a majority of the Fortune 100 companies that depend on JFrog solutions to manage their mission-critical software delivery pipelines. Learn more at jfrog.com.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the first quarter and for the full year of 2021, our leadership position in the markets in which we participate, and our ability to meet market demands. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our prospectus filed with the SEC pursuant to Rule 424(b), dated September 16, 2020, our quarterly report on Form 10-Q for the quarter ended September 30, 2020, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition related costs and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition related costs. Acquisition related costs include expenses related to acquisitions of other companies. JFrog views acquisition related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. JFrog defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic and diluted, adjusted to reflect the ordinary shares issued in connection with the IPO that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Additionally, JFrog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetparnters.com

JFrog LTD.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue
Subscription—self-managed and SaaS	$38,806	$27,856	$137,978	$94,606
License—self-managed	3,883	2,901	12,849	10,110

Total subscription revenue	42,689	30,757	150,827	104,716
Cost of revenue (1) (3)
Subscription—self-managed and SaaS	7,907	5,881	27,619	19,201
License—self-managed	190	232	832	834

Total cost of revenue—subscription	8,097	6,113	28,451	20,035

Gross profit	34,592	24,644	122,376	84,681
Operating expenses
Research and development (1) (2)	11,661	7,966	41,113	29,730
Sales and marketing (1) (2) (3)	18,192	12,304	60,936	44,088
General and administrative (1) (2)	12,771	4,809	34,519	17,800

Total operating expenses	42,624	25,079	136,568	91,618

Operating loss	(8,032)	(435)	(14,192)	(6,937)
Interest and other income, net	523	714	2,045	3,171

Income (loss) before income taxes	(7,509)	279	(12,147)	(3,766)
Income tax expense (benefit)	(3,795)	490	(2,742)	1,628

Net loss	$(3,714)	$(211)	$(9,405)	$(5,394)

Net loss per share - basic and diluted	$(0.04)	$(0.01)	$(0.20)	$(0.20)
Weighted average shares used in calculating net income (loss) per share:
Basic and Diluted	91,547	27,875	46,488	27,130
(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription–self-managed and SaaS	$463	$114	$1,129	$536
Research and development	1,121	752	3,903	3,642
Sales and marketing	1,849	612	4,882	3,089
General and administrative	6,020	351	13,938	2,103

Total share-based compensation expense:	$9,453	$1,829	$23,852	$9,370

(2) Includes acquisition-related costs as follows:
Research and development	$352	$345	$1,403	$1,223
Sales and marketing	25	129	367	420
General and administrative	—	—	—	342

Total acquisition-related costs	$377	$474	$1,770	$1,985

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: license—self-managed	$190	$232	$832	$834
Sales and marketing	182	182	729	695

Total amortization expense of acquired intangible assets	$372	$414	$1,561	$1,529

JFrog LTD.

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$164,461	$39,150
Short-term investments	433,595	127,331
Accounts receivable, net	37,048	24,736
Deferred contract acquisition costs	3,247	2,348
Prepaid expenses and other current assets	14,210	5,364

Total current assets	652,561	198,929
Property and equipment, net	4,963	3,532
Deferred contract acquisition costs, noncurrent	4,949	3,641
Intangible assets, net	4,047	5,608
Goodwill	17,320	17,320
Other assets, noncurrent	5,391	9,010

TOTAL ASSETS	$689,231	$238,040

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payables	$9,911	$4,990
Accrued expenses and other current liabilities	21,039	8,335
Deferred revenue	91,750	72,676

Total current liabilities	122,700	86,001
Deferred revenue, noncurrent	11,087	9,629
Other liabilities, noncurrent	1,550	—

Total liabilities	135,337	95,630

Convertible preferred shares	—	175,844

SHAREHOLDERS’ EQUITY (DEFICIT)
Share capital	257	80
Additional paid-in capital	628,054	31,835
Accumulated other comprehensive income	372	35
Accumulated deficit	(74,789)	(65,384)

Total shareholders’ equity (deficit)	553,894	(33,434)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$689,231	$238,040

JFrog LTD.

Condensed Consolidated Statements of Cash Flow

(In thousands; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,714)	$(211)	$(9,405)	$(5,394)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	977	767	3,660	2,810
Share-based compensation expenses	9,453	1,829	23,852	9,370
Net amortization of premium or discount on investments	893	(7)	1,905	(374)
Changes in operating assets and liabilities:
Accounts receivable.	(11,505)	(5,240)	(12,312)	(4,927)
Prepaid expenses and other assets	(2,712)	1,164	(6,997)	(4,117)
Deferred contract acquisition costs	(1,213)	(653)	(2,207)	(2,399)
Accounts payables	2,648	486	4,921	1,792
Accrued expenses and other liabilities	1,446	277	5,509	1,108
Deferred revenue	16,543	6,193	20,532	12,135

Net cash provided by operating activities	12,816	4,605	29,458	10,004

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(214,961)	(70,953)	(450,734)	(203,479)
Maturities of short-term investments	32,004	25,102	137,827	47,397
Sales of short-term investments	2,035	—	4,633	29,160
Purchases of property and equipment	(911)	(420)	(3,522)	(1,803)
Payments related to business combination, net of cash acquired	—	—	—	(20,860)

Net cash used in investing activities	(181,833)	(46,271)	(311,796)	(149,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts
and commissions and other issuance costs	(1,730)	(192)	393,481	(192)
Proceeds from exercise of share options	1,744	112	3,467	1,221
Proceeds from employee equity transactions to be remitted to tax authorities	9,186	—	9,186	—
Payments related to prior year business or asset acquisition	—	(293)	—	(293)

Net cash provided by (used in) financing activities	9,200	(373)	406,134	736

Net increase (decrease) in cash, cash equivalents, and restricted cash	(159,817)	(42,039)	123,796	(138,845)
Cash, cash equivalent, and restricted cash Beginning of period	324,556	82,982	40,943	179,788

Cash, cash equivalent, and restricted cash End of period	$164,739	$40,943	$164,739	$40,943

Reconciliation of cash, cash equivalents and restricted cash within the consolidated balance Sheets to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$164,461	$39,150	$164,461	$39,150
Restricted cash included in prepaid expenses and other current assets	14	14	14	14
Restricted cash included in other assets, noncurrent	264	1,779	264	1,779

Total cash, cash equivalents, and restricted cash	$164,739	$40,943	$164,739	$40,943

JFrog LTD.

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$34,592	$24,644	$122,376	$84,681
Plus: Share-based compensation expense	463	114	1,129	536
Plus: Amortization of acquired intangibles	190	232	832	834

Non-GAAP gross profit	$35,245	$24,990	$124,337	$86,051

GAAP gross margin	81.0%	80.1%	81.1%	80.9%
Non-GAAP gross margin	82.6%	81.2%	82.4%	82.2%
Reconciliation of operating expenses
GAAP research and development	$11,661	$7,966	$41,113	$29,730
Less: Share-based compensation expense	(1,121)	(752)	(3,903)	(3,642)
Less: Acquisition-related costs expenses	(352)	(345)	(1,403)	(1,223)

Non-GAAP research and development	$10,188	$6,869	$35,807	$24,865

GAAP sales and marketing	$18,192	$12,304	$60,936	$44,088
Less: Share-based compensation expense	(1,849)	(612)	(4,882)	(3,089)
Less: Acquisition-related costs expenses	(25)	(129)	(367)	(420)
Less: Amortization of acquired intangibles	(182)	(182)	(729)	(695)

Non-GAAP sales and marketing	$16,136	$11,381	$54,958	$39,884

GAAP general and administrative	$12,771	$4,809	$34,519	$17,800
Less: Share-based compensation expense	(6,020)	(351)	(13,938)	(2,103)
Less: Acquisition-related costs expenses	—	—	—	(342)

Non-GAAP general and administrative	$6,751	$4,458	$20,581	$15,355

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(8,032)	$(435)	$(14,192)	$(6,937)
Plus: Share-based compensation expense	9,453	1,829	23,852	9,370
Plus: Acquisition-related costs expenses	377	474	1,770	1,985
Plus: Amortization of acquired intangibles	372	414	1,561	1,529

Non-GAAP operating income	$2,170	$2,282	$12,991	$5,947

GAAP operating margin	(18.8%)	(1.4%)	(9.4%)	(6.6%)
Non-GAAP operating margin	5.1%	7.4%	8.6%	5.7%
Reconciliation of net income (loss)
GAAP net loss	$(3,714)	$(211)	$(9,405)	$(5,394)
Plus: Share-based compensation expense	9,453	1,829	23,852	9,370
Plus: Acquisition-related costs expenses	377	474	1,770	1,985
Plus: Amortization of acquired intangibles	372	414	1,561	1,529
Less: Income tax effects (1)	(4,261)	—	(4,261)	—

Non-GAAP net income	$2,227	$2,506	$13,517	$7,490

Net income per share - basic	$0.02	$0.03	$0.15	$0.08
Net income per share - diluted	$0.02	$0.03	$0.13	$0.08
Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share- basic	91,547	27,875	46,488	27,130
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937	44,167	61,937

Non-GAAP weighted-average shares used to compute net income per share - basic	91,547	89,812	90,655	89,067

GAAP weighted-average shares used to compute net income per share - diluted	91,547	27,875	46,488	27,130
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937	44,167	61,937
Dilutive ordinary share equivalents	12,053	9,412	10,604	9,157

Non-GAAP weighted-average shares used to compute net income per share - diluted	103,600	99,224	101,259	98,224

(1)	Income tax effects of non-GAAP adjustments in the three months and the year ended December 31, 2019 were immaterial.

JFrog LTD.

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$12,816	$4,605	$29,458	$10,004
Less: Purchases of property and equipment	(911)	(420)	(3,522)	(1,803)

Free cash flow	$11,905	$4,185	$25,936	$8,201